UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 7, 2009

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2009, the Board of Directors of The Boeing Company (the “Company”) elected retired Admiral Edmund P. Giambastiani, Jr., former Vice Chairman of the Joint Chiefs of Staff from 2005 until 2007, to the Board of Directors. Admiral Giambastiani also serves on the board of directors of Monster Worldwide, Inc., SRA International, Inc. and QinetiQ Group plc.

The Board of Directors has appointed Admiral Giambastiani to the Audit Committee and the Finance Committee.

Admiral Giambastiani will participate in the Company’s nonemployee director compensation program, which is described on pages 23-25 of the Company’s proxy statement for its 2009 Annual Meeting filed with the Securities and Exchange Commission on March 13, 2009, and which includes an annual cash retainer fee of $100,000 and an annual grant of retainer stock units valued at $130,000.

A copy of the Company’s press release announcing the election of Admiral Giambastiani is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 7, 2009, the Board of Directors approved and adopted an amendment to Article II, Section 1 of the By-Laws of The Boeing Company to increase the number of directors from ten to eleven. A copy of the text of the amendment to the By-Laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended October 7, 2009

99.1	Press Release dated October 8, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/S/ MICHAEL F. LOHR
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

Dated:	October 8, 2009

INDEX TO EXHIBITS

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended October 7, 2009

99.1	Press Release dated October 8, 2009